UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REPUBLIC COMPANIES GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0175923
(State of incorporation or organization)	(IRS Employer Identification No.)

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities	Act registration statement file number to which this form relates: 333-124758

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

The Nasdaq National Market

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Republic Companies Group, Inc., a Delaware corporation (the “Company”), required by this Item is contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-124758) initially filed with the Securities and Exchange Commission on May 10, 2005, and thereafter amended and supplemented (the “Registration Statement”) and included in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such description, which is set forth under the caption “Description of Capital Stock” in the prospectus contained in the Registration Statement, is incorporated herein by reference in its entirety. The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the Nasdaq National Market.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the exhibits that have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
3.1	Form of Amended and Restated Certificate of Incorporation of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement).

3.2	Amended and Restated Bylaws of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REPUBLIC COMPANIES GROUP, INC.

By:	/s/ Michael E. Ditto
Name:	Michael E. Ditto
Title:	Vice President, General Counsel and Secretary

Date: July 22, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Form of Amended and Restated Certificate of Incorporation of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement).

3.2	Amended and Restated Bylaws of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement).